UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

E2open, Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-35598	94-3366487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 645-6500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2014, Nicholas G. Moore resigned from the Board of Directors of E2open, Inc. (the “Company”), effective immediately. Mr. Moore was also the chairperson of the Audit Committee of the Board of Directors of the Company. Mr. Moore’s resignation was not related to any disagreements with the Company on any matters relating to the Company’s operations, policies or practices. As a result of Mr. Moore’s resignation, and the earlier resignation of Johnston Evans, the Company has reduced the size of the board of directors from eight directors to six directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2014	E2OPEN, INC.

/s/ Mark E. Woodward
By: Mark E. Woodward Title: President, Chief Executive Officer and Director